Company Contact:	Investor Relations:
Thomas P. Rosato	Kristen McNally
Chief Executive Officer	The Piacente Group, Inc.
Fortress International Group, Inc.	Phone: (212) 481-2050
Phone: (410) 423-7438	figi@tpg-ir.com

FORTRESS INTERNATIONAL GROUP, INC. RECEIVES NASDAQ EXTENSION NOTICE TO REGAIN COMPLIANCE WITH MAJORITY OF INDEPENDENT DIRECTORS RULE

Columbia, MD – August 12, 2009 – Fortress International Group, Inc. (NASDAQ: FIGI;) (“Fortress”), a provider of consulting and engineering, construction management and 24/7/365 site services for mission-critical facilities, today announced that the Company has received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) granting the Company an extension to regain compliance with Rule 5605(b)(1) (“the Rule”) of the Nasdaq Listing Rules, which relates to Nasdaq’s majority of independent directors continued listing requirement.

As previously disclosed, on August 6, 2009, Mr. C. Thomas McMillen, a non-independent member of the Board of Directors, resigned from his position as Vice-Chairman and as a member of the Board of Directors.  Following his resignation, the Company has three independent members and three non-independent members on its Board of Directors.

Also on August 6, 2009, Fortress submitted to Nasdaq a specific plan and timetable to achieve compliance with the Rule. Following review of this plan, Nasdaq has granted Fortress a cure period, allowing the Company additional time to regain compliance with the Rule, as follows: (i) until the earlier of the Company’s next annual stockholders’ meeting or June 30, 2010; or (ii) if the next annual stockholders’ meeting is held before December 28, 2009, then the Company must evidence compliance no later than December 28, 2009.  The Company is required to submit to Nasdaq documentation, including biographies of any new directors, evidencing compliance no later than the dates stated above.

About Fortress International Group, Inc.:

Fortress International Group, Inc. is leading mission-critical facilities into a new era of maximum uptime and efficiency. By combining the knowledge and experience of Total Site Solutions and Rubicon Professional Services, two experts in critical facilities infrastructure, Fortress  provides consulting and engineering, construction management and 24/7/365 site services for the world’s most technology dependent organizations. Serving as a trusted advisor, Fortress delivers the strategic guidance and pre-planning that makes every stage of the critical facility lifecycle more efficient. For those who own, lease or manage mission-critical facilities, Fortress provides innovative end-to-end capital management, energy, IT strategy, procurement, design, construction, implementation and operations solutions that optimize performance and reduce cost.

Fortress International Group, Inc. - setting a new standard for the optimized critical facility.

Fortress International Group, Inc. is headquartered in Maryland, with offices throughout the U.S.  For more information, visit: www.FortressInternationalGroup.com or call 888-321-4877.

Forward Looking Statements

This press release may contain "forward-looking statements" -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to our ability to continue as a going concern; the uncertainty whether the Company can raise substantial additional funds to continue its operations; risks associated with our effort to meet our working capital requirements and scheduled maturities of indebtedness absent restructuring; the uncertainty as to whether the Company can replace its declining backlog; risks involved in properly managing complex projects; risks relating to revenues under customer contracts, many of which can be canceled on short notice; risks relating to our ability to implement a reduction in our expenses; risks relating our ability to continue to implement our business plan; risks relating to our liquidity; risks relating to our ability to meet all of the terms and conditions of our debt obligations; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company's forward-looking statements. The Company does not undertake to update its forward-looking statements.

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